Exhibit 99a
[Allegheny Energy Supply Company Logo]
NEWS RELEASE

For Media, contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com

For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com
FOR IMMEDIATE RELEASE Allegheny Energy Names New Chief Financial Officer

          Hagerstown, Md., July 7, 2003 - Allegheny Energy, Inc. (AYE: NYSE) today announced that Jeffrey D. Serkes has joined the Company as Senior Vice President and Chief Financial Officer. Mr. Serkes will lead Allegheny Energy's financial, accounting, treasury, and corporate development functions.

          "We are delighted to welcome Jeff to Allegheny Energy," said Paul J. Evanson, Allegheny Energy Chairman, President, and Chief Executive Officer. "His expertise in financial markets and successful experiences in dealing with the types of issues now facing our Company will be invaluable as we continue to take steps to improve our financial condition and restore investor confidence."

          Mr. Serkes brings to Allegheny Energy more than 20 years of experience in corporate finance. He previously served as Vice President and Treasurer for IBM, and also served as Vice President of Finance for IBM's Sales & Distribution Division. Prior to joining IBM, he held a number of leadership positions for RJR Nabisco, including Vice President and Deputy Treasurer.

          Mr. Serkes is a graduate of The George Washington University, where he earned a Bachelor of Business Administration with a concentration in Accounting. In addition, he holds an MBA with a concentration in Finance from Rutgers University Business School, where he currently serves on the Board of Advisers.

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          Consistent with the revised New York Stock Exchange listing standards recently approved by the U.S. Securities and Exchange Commission, Allegheny Energy stated that Mr. Serkes will receive an inducement award of 550,000 stock units on January 2, 2004. The number of units is subject to upward adjustment, based on Allegheny Energy's stock price, pursuant to a formula summarized in a report on Form 8-K, which Allegheny Energy is filing with the SEC today. One-third of the units vest on each of July 3, 2004, July 3, 2005, and July 3, 2006. Payment of the units will be made in either shares of Allegheny Energy stock or in cash, as will be determined by the Company.

          With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

          Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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